Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Saks Incorporated (the “Company”), for the quarterly period ended April 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 2, 2011

/s/ Stephen I. Sadove
Stephen I. Sadove
Chief Executive Officer

Date: June 2, 2011

/s/ Kevin G. Wills
Kevin G. Wills
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Saks Incorporated and will be retained by Saks Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.